Exhibit 99.1

News Release

Corporate Headquarters

P.O. Box 269

San Antonio, TX 78291-0269

Phone: (210) 829-9000

Fax: (210) 829-9403

www.harte-hanks.com

FOR IMMEDIATE RELEASE	Media & Financial Contact: Dean Blythe
January 31, 2007	(210) 829-9138
dblythe@harte-hanks.com

HARTE-HANKS REPORTS FOURTH QUARTER AND FULL YEAR

RESULTS: FOURTH QUARTER EPS $0.39, FULL YEAR EPS $1.39

Note: Harte-Hanks will hold a fourth quarter earnings conference call on January 31, 2007 at 10AM CST. The conference call number is 800-988-9498, pass-code 121693. The conference call will also be audio webcast. To access, please go to https://e-meetings.mci.com, conference number 3551789, pass-code 121693. There will be an audio replay available shortly after the call through February 9, 2007. To access, please call 866-414-6080, pass-code 121693.

SAN ANTONIO, TX — Harte-Hanks, Inc. (NYSE: HHS) today reported fourth quarter and full year 2006 financial results. Fourth quarter diluted earnings per share were $0.39 on revenues of $313.2 million. These results compare to diluted earnings per share of $0.38 on $301.0 million in revenue for the fourth quarter of 2005. Fourth quarter 2006 results include stock-based compensation of $1.9 million (1.5 cents per share) as the result of the adoption by the Company of SFAS No. 123R for periods beginning after 12/31/2005.

The following table presents financial highlights of the Company’s operations for the fourth quarter of 2006. Full financial results are attached.

RESULTS FROM OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31,
	2006	2005	% Change
Operating revenues	$313,240	$300,955	4.1%
Operating income	50,328	51,269	-1.8%
Net income	30,157	31,433	-4.1%
Diluted earnings per share	0.39	0.38	2.6%
Diluted shares (weighted average common and common equivalent shares outstanding)	77,786	83,456	-6.8%

For the year, diluted earnings per share were $1.39, on revenues of $1.18 billion. These 2006 results compare to diluted earnings per share of $1.34, on revenues of $1.13 billion in 2005. Full year 2006 results include stock-based compensation of $7.4 million (6 cents per share) as the result of the adoption by the Company of SFAS No. 123R for periods beginning after 12/31/2005. Adjusting for the impact of stock-based compensation (adding to 2005 expense the amount of the 2006 stock-based compensation expense), 2006 EPS growth over 2005 EPS was 8.6%.

The following table presents financial highlights of the Company’s operations for 2006. Full financial results are attached.

RESULTS FROM OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Year Ended December 31,
	2006	2005	% Change
Operating revenues	$1,184,688	$1,134,993	4.4%
Operating income	186,052	190,013	-2.1%
Net income	111,792	114,458	-2.3%
Diluted earnings per share	1.39	1.34	3.7%
Diluted shares (weighted average common and common equivalent shares outstanding)	80,646	85,406	-5.6%

In the discussion below the Company intends to provide investors with a better understanding of the operating results and underlying trends to measure past and future performance and liquidity. Harte-Hanks evaluates operating performance based on several measures, including the non-GAAP measure of free cash flow, defined as net income, plus depreciation and amortization, plus stock-based compensation (tax-effected), less capital expenditures, as Harte-Hanks believes this is an important measure of the operational strength of its business. Since free cash flow is not a measure calculated in accordance with GAAP, it should not be considered as a substitute for net income as an indicator of operating performance. In addition, in the discussion of full year earnings per share comparisons, the Company has adjusted the 2005 earnings per share amount by the 2006 per share impact of stock-based compensation. As this comparison deals with a non-GAAP measure, it should not be considered as a substitute for reported earnings per share as an indicator of operating performance.

Commenting on 2006 performance, Chief Executive Officer Richard Hochhauser said “While there are many things that were different than we thought they would be when we started the year, our 2006 EPS was in line with our expectations.”

“On the plus side in the fourth quarter, direct marketing had its strongest year-over-year revenue growth of 2006 – 5.4%. Operating income was up 9.4% over the prior year resulting in a 17.8% operating income margin, a 60 basis point improvement year-over-year even with the impact of stock-based compensation expense in the 2006 period but not in the 2005 period (a 40 basis point negative impact). Each of our vertical markets showed year-over-year revenue growth. The pharma/healthcare, select, and retail verticals were each up in the low single digits, while the financial vertical had mid-single digit growth. And the high tech/telecom vertical continued its rebound with double digit revenue growth. Direct marketing showed steady progression throughout the year, ending Q4 with its strongest overall performance of the year.”

“Shoppers results in the quarter were disappointing with revenue up 1.8% and operating income down 15.3%. In addition to the issues that have been impacting our profitability throughout 2006 – postage and paper rate increases; the impact of expansion activity; and, stock-based compensation expense – our revenue growth rate declined, combining for the double digit operating income slide.”

Commenting on full year 2006 performance, Hochhauser said, “Coming off a very strong two-year period from 2004 through 2005, we envisioned a brighter 2006 than we achieved. Comparing against what was a standout prior year, our 2006 revenues grew 4.4%, with operating income down 2.1% (up 1.7% excluding stock-based compensation), but with earnings per share up 3.7% (up 8.6% adjusting 2005 EPS by adding stock-based compensation). Our businesses continue to be strong generators of cash, with $116.8 million of free cash flow in 2006.”

Concluding, Hochhauser said, “For 2006, we stated that our goal for the year – looking at 2005 and 2006 on a comparable stock-based compensation basis – was to deliver good EPS growth for the full year 2006 in the high single digit or better range. While we did not perform as well in 2006 as we originally expected or as we aspire to, we did achieve our high single digit targeted EPS growth goal with 8.6% EPS growth. We are optimistic that the momentum we have seen building in direct marketing will continue in 2007. Given the recent shopper revenue performance, we are cautious about the near-term outlook for this business, but strongly believe in the strength and durability of the long-term franchise value of our shoppers. Also in 2006 we experienced a relatively low tax rate and received a large contract termination fee that we discussed in connection with our second quarter earnings release. While these events helped our 2006 reported numbers, they will also impact the 2006 vs. 2007 year-over-year comparisons. Given all of this and how we see our businesses performing in 2007, our 2007 EPS growth rate goal is similar to the high single digit growth we saw in 2006.”

“We operate in good markets, have solid businesses that are strong generators of free cash flow, and we will continue to manage our operations to deliver both short-term results and long-term growth.”

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding management’s expectations with respect to the Company’s future revenues, earnings per share, operating income and expense related to equity compensation. These and all other forward-looking statements in this press release are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected or implied in such forward-looking statements. Such factors include, without limitation, overall economic and business conditions, the demand for the Company’s services by its clients and prospective clients (including the willingness and ability of the Company’s clients to maintain or expand their spending), the financial condition of its clients, economic and other business factors that impact the industries that the company serves, the timing and ability of the Company to manage the level of personnel and capacity in the future, competitive factors in the Company’s markets, concern over consumer privacy issues, which may lead to enactment of legislation restricting or prohibiting the collection and use of information that is currently legally available, fluctuations in paper prices and postal rates, the number of options and other forms of equity the Company may issue to its employees, the number of shares the company repurchases in connection with its repurchase program, and general or regional economic conditions, among other factors. A further list and description of some of the risks and uncertainties potentially impacting the Company’s business and future performance can be found in the Company’s filings with the Securities and Exchange Commission.

Highlights of the fourth quarter included:

Shoppers:

•	Harte-Hanks Shoppers continued to expand its PennySaverUSA.com Web site by signing an agreement with Endeca Technologies, Inc. Upon launch, this will bring “best of breed” search capabilities to our website.

•	PennySaverUSA.com joined forces with Target Media Partners (TMP) and Independent Free Papers of America (IFPA). TMP is one of the fastest growing publishers in the United States. IFPA is one of two national associations in the Free Paper Industry. IFPA’s member publications reach 17 million households in the United States and Canada and it is promoting PennySaverUSA.com as the “vendor of choice” for online classifieds aggregation and website solutions.

•	PennySaverUSA.com launched e-commerce on its site for its own print publications, as well as the print publications of the affiliate free community paper publishers on its site. With this launch, advertisers can go to these websites and place (and pay for) ads directly online for their print ads in each respective print publication.

Direct Marketing:

•	A leading e-commerce marketplace provider selected Harte-Hanks Postfuture as its primary provider of e-mail marketing services.

•	A major appliance retailer renewed a multi-year contract with Harte-Hanks to provide data management and lettershop services to support their extended warranty program.

•	Harte-Hanks won a contract with a leading diversified industrial manufacturer to provide an integrated marketing campaign to generate sales leads.

•	During the quarter, Harte-Hanks Trillium Software® won contracts with two worldwide automotive manufacturers, a Latin American government agency, a leading executive search firm and an international health-care products company.

•	A leading consumer electronics retailer and a global education company chose Harte-Hanks and its Allink Advantage solution for optimized, multichannel database marketing to increase customer retention and market share.

•	Harte-Hanks signed a number of renewals and expansions in the fourth quarter with large multi-national hi-tech/telecom companies for its CI Technology Database. The CI Technology Database is one of the largest and most in-depth business technology databases in the world. Hundreds of firms in the hi-tech/telecom industry use the CI Technology Database to better understand their existing clients, protect their existing business from competitive encroachment, analyze current market share, and guide planning of new products and sales channels.

Corporate:

•	Harte-Hanks paid a regular cash dividend of 6.0 cents per share in every quarter of 2006. On January 30, the Company announced a 17% increase in the quarterly dividend to 7.0 cents per share effective with the dividend payable March 15, 2007 to shareholders of record on March 1, which is the twelfth dividend increase since the Company went public in 1993 for the second time.

•	Harte-Hanks purchased 2.0 million shares of its common stock in the fourth quarter bringing the year-to-date repurchase total to 7.1 million shares. There are approximately 5.3 million shares remaining from repurchase authorizations at December 31, 2006. Since January 1997 the Company has acquired approximately 50.6 million shares (split adjusted) under its repurchase program.

•	Forbes again rated Harte-Hanks as one of the best big companies in America.

•	Harte-Hanks announced the corporate appointments of Dean Blythe, Kathy Calta, and Gary Skidmore, each to the position of Executive Vice President.

•	Dean Blythe (48), who been with Harte-Hanks since 2001, is the Chief Financial Officer of Harte-Hanks.

•	Kathy Calta (48), who has served more than 20 years with Harte-Hanks in various sales and management positions, serves as the leader of the company’s linked U.S.-based direct marketing solutions.

•	Gary Skidmore (51), who has been with Harte-Hanks since 1994, is in charge of international operations, and Trillium, Aberdeen and CiTDB. He is also responsible for direct marketing sales, human resources and marketing, and is on the corporate development and investor relations teams.

Harte-Hanks is a worldwide direct and targeted marketing company that provides marketing services and shopper advertising opportunities to local, regional, national and international consumer and business-to-business marketers. Harte-Hanks Direct Marketing improves return on its clients’ marketing investment by increasing their prospect and customer value – a process of “customer optimization” – organized around five strategic considerations: Information (data collection/management) — Opportunity (data access/utilization) — Insight (data analysis/interpretation) — Engagement (knowledge application) — Interaction (program execution). Expert in integrating this process, Harte-Hanks Direct Marketing is highly skilled at tailoring solutions for each of the vertical markets it serves. Harte-Hanks Shoppers is North America’s largest owner, operator and distributor of shopper publications, with shoppers that are zoned into more than 1,100 separate editions with more than 13 million circulation each week in California and Florida. Visit the Harte-Hanks Web site at http://www.harte-hanks.com or call (800) 456-9748.

##

For more information, contact: Chief Financial Officer Dean Blythe (210) 829-9138 or e-mail at dblythe@harte-hanks.com.

Harte-Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three months ended December 31,		Year ended December 31,
In thousands, except per share data	2006	2005	2006	2005

Operating revenues	$313,240	$300,955	$1,184,688	$1,134,993
Operating expenses:
Labor	114,129	105,829	440,496	418,056
Production and distribution	116,197	113,577	433,592	407,512
Advertising, selling, general and administrative	23,447	22,193	90,516	88,067
Depreciation and amortization	9,139	8,087	34,032	31,345

	262,912	249,686	998,636	944,980

Operating income	50,328	51,269	186,052	190,013

Other expenses (income):
Interest expense	2,980	695	6,333	1,957
Interest income	(72)	(39)	(231)	(197)
Other, net	(141)	557	702	1,774

	2,767	1,213	6,804	3,534

Income before income taxes	47,561	50,056	179,248	186,479
Income tax expense	17,404	18,623	67,456	72,021

Net income	$30,157	$31,433	$111,792	$114,458

Basic earnings per common share	$0.40	$0.38	$1.41	$1.37

Weighted-average common shares outstanding	76,226	81,987	79,049	83,734

Diluted earnings per common share	$0.39	$0.38	$1.39	$1.34

Weighted-average common and common equivalent shares outstanding	77,786	83,456	80,646	85,406

Harte-Hanks, Inc.

Balance Sheet Data (Unaudited)

	Year Ended December 31,
In thousands	2006	2005
Cash and cash equivalents	$38,270	$24,561

Long-term debt	205,000	62,000

Harte-Hanks, Inc.

Business Segment Information (Unaudited)

	Three months ended December 31,			Year ended December 31,
In thousands	2006	2005	% Change	2006	2005	% Change

OPERATING REVENUES
Direct Marketing	$197,480	$187,290	5.4%	$709,728	$694,558	2.2%
Shoppers	115,760	113,665	1.8%	474,960	440,435	7.8%

Total operating revenues	$313,240	$300,955	4.1%	$1,184,688	$1,134,993	4.4%

OPERATING INCOME – Note 1
Direct Marketing	$35,221	$32,205	9.4%	$109,458	$108,095	1.3%
Shoppers	18,440	21,762	-15.3%	88,814	94,231	-5.7%
General corporate expense	(3,333)	(2,698)	-23.5%	(12,220)	(12,313)	0.8%

Total operating income	$50,328	$51,269	-1.8%	$186,052	$190,013	-2.1%

DEPRECIATION AND AMORTIZATION
Direct Marketing	$7,044	$6,127	15.0%	$25,921	$24,341	6.5%
Shoppers	2,090	1,954	7.0%	8,093	6,981	15.9%
General corporate expense	5	6	-16.7%	18	23	-21.7%

Total depreciation and amortization	$9,139	$8,087	13.0%	$34,032	$31,345	8.6%

Reconciliation of Net Income to Free Cash Flow

	Three months ended December 31,		Year ended December 31,
In thousands	2006	2005	2006	2005
Net Income	$30,157	$31,433	$111,792	$114,458
Add: After-tax stock-based compensation	1,191	12	4,641	99
Add: depreciation and amortization	9,139	8,087	34,032	31,345
Less: capital expenditures	6,919	5,887	33,708	28,215

Free cash flow	$33,568	$33,645	$116,757	$117,687

Diluted earnings per share including 2006 per share impact of stock-based compensation on 2006 and 2005.

	Three months ended December 31,		Year ended December 31,
	2006	2005	2006	2005
Diluted earnings per share—as reported	$0.39	$0.38	$1.39	$1.34
Less: 2006 impact of stock-based compensation per share	$—	$0.02	$—	$0.06

Diluted earnings per share—including 2006 per share impact on stock-based compensation	$0.39	$0.36	$1.39	$1.28

Note 1: Operating Income includes pre-tax stock-based compensation expense, as follows:

	Three months ended		Year ended
	December 31,		December 31,
	2006	2005	2006	2005
Direct Marketing	$746	$—	$3,918	$—
Shoppers	464	—	1,813	—
General corporate	668	20	1,703	161

	$1,878	$20	$7,434	$161